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                                                               EXHIBIT 99.(a)(4)

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                      GIVE THE                                                   GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:             SOCIAL SECURITY           FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION
                                      NUMBER OF--                                                NUMBER OF--
-------------------------------------------------------------------------------------------------------------------------
1.  An individual's account           The individual             8.  Assoc., club, religious,    The organization
                                                                     charitable, or
2.  Two or more individuals (joint    The actual owner of the        educational organization
     account)                         account or, if combined        account
                                      funds, the first
                                      individual on the
                                      account)(1)

3.  Custodian account of a minor      The minor(2)               9.  Partnership account held    The partnership
    (Uniform Gift to Minors Act)                                     in the name of the
                                                                     business

4.a.The usual revocable savings       The grantor-trustee(1)    10.  Association, club, or other The organization
    trust account (grantor is also                                   tax-exempt organization
    trustee)

 b.So-called trust account that is    The actual owner(1)       11.  A broker or registered      The broker or nominee
    not a legal or valid trust under                                 nominee
    State law

5.  Sole proprietorship account       The owner(3)              12.  Account with the            The public entity
                                                                     Department of Agriculture
                                                                     in the name of a public
                                                                     entity (such as a State or
                                                                     local government, school
                                                                     district, or prison) that
                                                                     receives agricultural
                                                                     program payments

6.  A valid trust, estate,            The legal entity (Do
    or pension trust                  not furnish the
                                      identifying number of
                                      the personal
                                      representative or
                                      trustee unless the legal
                                      entity itself is not
                                      designated in the
                                      account title.)(4)

7.  Corporate account                 The corporation
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

(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3)   Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
    . A corporation.
    . A financial institution.
    . An organization exempt from tax under section 501(a), or an individual retirement plan.
    . The United States or any agency or instrumentality thereof.
    . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
    . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    . An international organization or any agency, or instrumentality thereof. . A registered dealer in securities or commodities registered in the U.S.
      or a possession of the U.S.
    . A real estate investment trust.
    . A common trust fund operated by a bank under section 584(a).
    . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
    . An entity registered at all times under the Investment Advisors Act of
      1940 who regularly acts as a broker.
    . A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
    . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
      and which have at least one nonresident partner.
    . Payments of patronage dividends where the amount received is not paid in money.
    . Payments made by certain foreign organizations.

  Payments of interest not generally subject to backup withholding include the following:
    . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
    . Payments described in section 6049(b)(5) to non-resident aliens.
    . Payments on tax-free covenant bonds under section 1451.
    . Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.-- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.
Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.-- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE